THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

November 16, 2009

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

RE: Wellstone Filter Sciences, Inc.

We have read the statements that we understand Wellstone Filter Sciences, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC

Certified Public Accountants